UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.         )

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LATTICE SEMICONDUCTOR CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 11, 2005

TO OUR STOCKHOLDERS:

You are cordially invited to attend the annual meeting of the stockholders of Lattice Semiconductor Corporation, which will be held on Tuesday, May 3, 2005, at 1:00 p.m., at our Corporate Headquarters, 5555 NE Moore Court, Hillsboro, Oregon, 97124-6421.

The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe the matters to be acted upon at the meeting. Included with the Proxy Statement is a copy of our 2004 Annual Report to Stockholders on SEC Form 10-K. Also included is a proxy card for you to record your vote and a return envelope for your proxy card.

It is important that your shares be represented and voted at the meeting whether or not you plan to attend. Therefore, we urge you to vote your shares by signing and dating the enclosed proxy card and returning it in the envelope provided.

Sincerely,

Cyrus Y. Tsui
Chairman and Chief Executive Officer

Whether or not you plan to attend the meeting, please vote your shares by signing and dating the enclosed proxy card and returning it in the envelope provided. If you receive more than one proxy card because you own shares that are registered differently, then please vote all of your shares shown on all of your proxy cards following instructions listed on each of the individual proxy cards. Thank you.

5555 NE Moore Court
Hillsboro, Oregon 97124-6421

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 3, 2005

TO OUR STOCKHOLDERS:

The Annual Meeting of Stockholders of Lattice Semiconductor Corporation will be held at our Corporate Headquarters, 5555 NE Moore Court, Hillsboro, Oregon, 97124-6421, on Tuesday, May 3, 2005, at 1:00 p.m., Pacific Time, for the following purposes:

1.                To elect two Class I directors, for a term of three years;

2.                To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005; and

3.                To transact such other business as may properly come before the meeting.

Only stockholders of record at the close of business on March 17, 2005, are entitled to vote at the meeting or any adjournment thereof.

All stockholders are invited to attend the meeting in person. Whether or not you plan to attend the meeting, to assure your representation at the meeting, please promptly sign and return the accompanying proxy card in the enclosed return envelope. Any stockholder of record entitled to vote at the meeting may vote in person at the meeting even if he or she has returned a proxy.

By Order of the Board of Directors

Stephen A. Skaggs
Secretary

Hillsboro, Oregon
April 11, 2005

5555 NE MOORE COURT
HILLSBORO, OREGON 97124-6421

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

Our board of directors is soliciting proxies to be used at the 2005 annual meeting of stockholders to be held at our Corporate Headquarters, 5555 NE Moore Court, Hillsboro, Oregon, 97124-6421 on Tuesday, May 3, 2005, at 1:00 p.m., Pacific Time, or at any adjournment thereof.

This proxy statement, the accompanying proxy card and our Annual Report on Form 10-K were mailed on or about April 11, 2005, to all stockholders entitled to vote at the meeting.

Who Can Vote

Record holders of common stock at the close of business on March 17, 2005, may vote at the meeting. On March 17, 2005, there were 113,611,860 shares of common stock outstanding. Each stockholder has one vote for each share of common stock owned as of the record date. The common stock does not have cumulative voting rights.

How To Vote

Stockholders may vote their shares in person by attending the annual meeting. Stockholders may also vote by mail by signing, dating and mailing the enclosed proxy card. The proxy holders will vote your shares in accordance with the instructions on your proxy card. Stockholders who hold their shares through a bank or broker should vote their shares in the manner prescribed by the bank or broker. If you do not specify how to vote your shares on your proxy card, we will vote them (i) for each of the nominees for director named herein, (ii) for ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2005 and (iii) in accordance with the recommendations of our board of directors, or, if no recommendation is given, in the discretion of the proxy holders, on any other business that may properly come before the meeting or any adjournment or adjournments thereof.

Revoking Your Proxy

You may revoke your proxy at any time before it is exercised by:

•       sending a written notice of revocation to the Secretary of Lattice;

•       submitting a properly signed proxy with a later date; or

•       voting in person at the meeting.

Quorum; Abstentions; Broker Non-Votes

A majority of the shares of common stock issued and outstanding on March 17, 2005, present in person at the meeting or represented at the meeting by proxy, will constitute a quorum. Shares that are voted “FOR”, “AGAINST”, “ABSTAIN” or “WITHHELD” from a proposal are treated as being present at the meeting for purposes of establishing a quorum.

The total number of votes that could be cast at the meeting is the number of votes actually cast plus the number of abstentions. Abstentions are counted as shares present at the meeting for purposes of determining whether a quorum exists and have the effect of a vote against any matter as to which they are specified. Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because they do not have discretionary voting authority and have not received instructions as to how to vote on those proposals (so-called “broker non-votes”) are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the annual meeting; however, broker non-votes are not deemed to be votes cast. As a result, broker non-votes are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the votes cast and, therefore, do not have the effect of votes against the proposal.

PROPOSAL 1: ELECTION OF DIRECTORS

Our board of directors is divided into three classes. Directors are elected to serve staggered three-year terms, such that the term of one class of directors expires each year. Classes consist of two or three directors. Pursuant to action by the nominating and governance committee of the board of directors, the company will be nominating two Class I directors, named below, at the meeting to three-year terms ending in 2008. We will vote your shares as you specify when providing your proxy. If you do not specify how you want your shares voted when you provide your proxy, we will vote them for the election of the nominees listed below. If unforeseen circumstances (such as death or disability) make it necessary for the board of directors to substitute another person for the nominee, we will vote your shares for that other person.

The following table briefly describes the nominees for director and the directors whose terms will continue. Except as otherwise noted, each has held his or her principal occupation for at least five years. There are no family relationships among any of our directors or officers.

Nominee	Age	Principal Occupation and Other Directorships	Director Since	Current Term Expires	Class
Patrick S. Jones	60	Board member of Genesys SA and Liberate Technologies. Former CFO of Gemplus SA, former Vice President, Finance and Corporate Controller of Intel Corporation and Chief Financial Officer of LSI Logic Corporation.	2005	2005	I
Harry A. Merlo	79	President of Merlo Corporation, a holding company (since July 1995); President and Chairman of the Board of Louisiana-Pacific Corporation, a building materials company (until June 1995).	1983	2005	I
Continuing Directors
Daniel S. Hauer	68	Business consultant (since November 1998); Chairman of the Board of Epson Electronics America, a supplier of CMOS integrated circuits and silicon wafers (until November 1998).	1987	2006	II
Soo Boon Koh	54	Managing Partner of iGlobe Partners Fund, L.P. (since October 1999); Sr. Vice President and Deputy General Manager of Vertex Management Pte, Ltd. (until June 1999).	2000	2006	II
David E. Coreson	58	Former Senior Vice President of Tektronix.	2005	2007	III
Mark O. Hatfield	82	Distinguished Professor, Portland State University (since 1997); Distinguished Professor, George Fox University (since 1997); Adjunct Professor, Lewis & Clark College (since 2000); former United States Senator from Oregon (until January 1997).	1997	2007	III
Cyrus Y. Tsui	59	Our Chairman and Chief Executive Officer.	1988	2007	III

Two of our directors, David E.Coreson and Patrick S. Jones, were appointed in January 2005 to fill two vacancies on the board. Mr. Jones is one of the Class I directors standing for election at this annual meeting. Both Mr. Jones and Mr. Coreson were identified following a search process led by the nominating committee with the assistance of the company’s chief financial officer. Mr. Jones was recommended initially by one of our executive officers (other than the chief executive officer), and Mr. Coreson was recommended initially by outside counsel to the company. Several other potential candidates were also identified as part of the search process. After considering the background and experience of the various candidates, the nominating committee recommended, and the board approved, the appointment of Mr. Jones and Mr. Coreson to the board.

Required Vote

The nominees receiving the highest number of affirmative votes of the votes cast at the meeting on this matter shall be elected as the Class I directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF PATRICK S. JONES AND HARRY A. MERLO AS CLASS I DIRECTORS OF THE COMPANY.

The board has determined that each of the directors except the chairman of the board, Mr. Tsui, is independent within the meaning of the applicable rules and regulations of the Securities and Exchange Commission (“SEC”) and the Nasdaq Stock Market, Inc. (“Nasdaq”) director independence standards, as currently in effect. Furthermore, the board has determined that each of the members of each of the committees of the board is “independent” within the meaning of the applicable rules and regulations of the SEC and the Nasdaq director independence standards, as currently in effect.

Annual Meeting Attendance

Although we do not have a formal policy regarding attendance by members of the board at our annual meetings of stockholders, directors are encouraged to attend. All directors attended the last annual meeting of stockholders.

Board Meetings and Committees

In 2004 the board of directors held a total of five meetings and acted once by unanimous written consent. The independent directors meet regularly without the presence of management. Mr. Merlo currently serves as the presiding independent director. Each of our current directors attended or participated in more than 75% of the aggregate of (i) the total number of meetings of the board of directors and (ii) the total number of meetings held by all committees of the Board on which such director served.

Our board of directors currently has three standing committees: the audit committee, the compensation committee and the nominating and governance committee each of which operates under a written charter adopted by the board. Our board of directors also has a special litigation committee, which was formed in response to the pending putative shareholder derivative action filed against certain of our directors, certain former directors and certain of our executive officers. This committee has not adopted a charter.

Audit Committee

The company has a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The audit committee oversees the accounting and financial reporting process and the external audit process of the company and assists the board of directors in the oversight and monitoring of (i) the integrity of the financial statements of the company, (ii) the internal accounting and financial controls of the company, (iii) compliance with legal and regulatory requirements, and (iv) the qualifications, performance and independence of the company’s independent registered public accounting firm. In this capacity, the audit committee is responsible for appointing, compensating, and overseeing the work of the independent registered public accounting firm. In addition, the audit committee reviews and approves all work performed by the independent registered public accounting firm. The audit committee meets with management and our independent registered public accounting firm, who have access to the audit committee without the presence of management representatives.

During 2004, the audit committee was composed of Mr. Hatfield, Ms. Koh and Mr. Merlo and met twelve times. Currently the committee is composed of Mr. Hatfield, Mr. Jones, Ms. Koh and Mr. Merlo. Our board of directors has determined that both Mr. Jones and Mr. Merlo qualify as audit committee financial experts as this term has been defined under the rules and regulations of the SEC.

The charter of the audit committee is available on our website at http://www.latticesemi.com/investors/governance/index.cfm.

Compensation Committee

The compensation committee evaluates and makes recommendations to the board of directors regarding the salary and incentive compensation of our chief executive officer and evaluates and approves the compensation of our other executive officers based upon the recommendations of our chief executive officer. The committee also administers our employee stock option plans and other compensation issues. During 2004, the compensation committee was composed of Mr. Hatfield and Mr. Hauer and met twice and acted four times by unanimous written consent. Currently the committee is composed of Mr. Coreson, Mr. Hatfield and Mr. Hauer.

The charter of the compensation committee is available on our website at http://www.latticesemi.com/investors/governance/index.cfm.

Nominating and Governance Committee

The nominating and governance committee identifies persons for future nomination for election to the board of directors and to fill vacancies on the board, reviews and evaluates the performance of the board of directors and each committee of the board, makes recommendations to the board for nominees to the committees of the board, and develops and recommends to the board a set of corporate governance principles for the company. During 2004, the nominating and governance committee was composed of our independent directors, Mr. Hatfield, Mr. Hauer, Ms. Koh and Mr. Merlo and met three times. Currently the committee is composed of Mr. Hatfield, Mr. Jones, Mr. Hauer, Ms. Koh and Mr. Merlo.

The nominating and governance committee believes that each company director should have certain minimum personal qualifications, including the following:

•       professional competence and expertise that is useful to the company;

•       the desire and ability to serve as a director, and to devote the time and energy required to fulfill the responsibilities of the position successfully;

•       judgment, experience, and temperament appropriate for a director; and

•       personal and professional honesty and integrity of the highest order.

The committee evaluates candidates for nomination on the basis of their individual qualifications, and also on the basis of how such individuals would fill a need on the board of directors. Factors in such determination include:

•       the current size and composition of the board;

•       the independence of the board and its committees;

•       the presence on the board of individuals with expertise in areas useful to the company;

•       the diversity of individuals on the board, including their personal characteristics, experiences and backgrounds;

•       the number of other boards on which the candidate serves; and

•       such other factors as the committee or the board consider significant.

The nominating and governance committee will consider candidates for our board of directors suggested by its members, other members of the board of directors, our senior management, individuals personally known to members of our board and our stockholders. From time to time the committee may solicit proposals for candidates from interested constituencies, or may use paid third party search firms to identify candidates. The committee evaluates candidates in the same manner regardless of how such candidates are brought to the attention of the committee.

Stockholders who wish to submit names of candidates for our board of directors to the nominating and governance committee for consideration should do so in writing to the nominating and governance committee, c/o Secretary, Lattice Semiconductor Corporation, 5555 NE Moore Court, Hillsboro, Oregon 97124-6421, and should include the following information:

•       A statement that the writer is a stockholder and is proposing a candidate for consideration by the committee;

•       The name and contact information for the candidate;

•       A statement of the candidate’s occupation and background, including education and business experience;

•       Information regarding each of the factors listed above, sufficient to enable the committee to evaluate the candidate;

•       A statement detailing (i) any relationship or understanding between the candidate and the company, or any customer, supplier, competitor, or affiliate of the company; and (ii) any relationship or understanding between the candidate and the stockholder proposing the candidate for consideration, or any affiliate of such stockholder; and

•       A statement that the candidate is willing to be considered for nomination by the committee and willing to serve as a director if nominated and elected.

Additional information may be requested by the committee as appropriate.

In addition, our bylaws permit stockholders to nominate individuals to stand for election to our board of directors at an annual stockholders meeting. Stockholders wishing to submit nominations must notify us of their intent to do so on or before the date specified under “Stockholder Proposals—Other Stockholder Proposals and Director Nominations.” Such notice must include the information specified in our bylaws, a copy of which is available from our corporate secretary upon written request.

The charter of the nominating and governance committee is available on our website at http://www.latticesemi.com/investors/governance/index.cfm.

Special Litigation Committee

As previously disclosed by the company, in September and October 2004, two shareholder derivative complaints were filed, purportedly on behalf of Lattice Semiconductor Corporation, in the Circuit Court of the State of Oregon for the County of Washington, against all of our then current directors, certain former directors, and certain executive officers. The derivative plaintiffs make allegations substantially similar to those in the putative class action complaints pending against the company, which relate to the restatement of the company’s financial results for the first, second, and third quarters of 2003, as well as allegations of breach of fiduciary duty, abuse of control, gross mismanagement, waste of corporate assets, and unjust enrichment. Consistent with the usual procedures for cases of this kind, these cases were consolidated into a single putative shareholder derivative action. An amended and consolidated complaint was filed on or about April 1, 2005. Under our bylaws, we are obligated to indemnify the officers and directors named as defendants in the derivative action to the fullest extent permitted by law against expenses, including attorneys fees, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the derivative action, and to advance any expenses incurred by such directors or officers in defense of such claims. To date, we have advanced expenses to the officers and directors, including the former directors, named in the derivative action. Each of these individuals has provided an undertaking to repay all amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified.

In January 2005, the board of directors deemed it advisable to establish a special litigation committee to conduct an investigation of the claims alleged in the derivative action to determine whether the company should undertake or defend against any litigation against one or more of the directors, former directors, officers of the company or others. The committee was further authorized to undertake and supervise any necessary action to implement any of the findings and determinations resulting from its investigation, including but not limited to court filings, motions, settlement discussions or agreements. The board appointed Mr. Coreson and Mr. Jones, neither of whom is named as a defendant in the derivative action or was involved in the matters referred to in the action, to serve as members of the special litigation committee.

Communications with the Board

Stockholders may communicate with the board of directors by writing to us c/o Secretary, Lattice Semiconductor Corporation, 5555 NE Moore Court, Hillsboro, Oregon 97124-6421. Stockholders who would like their submission directed to a member of the board of directors may so specify, and the communication will be forwarded, as appropriate.

Director’s Compensation

Directors who are also our employees (currently Mr. Tsui) receive no additional or special compensation for serving as directors. Each non-employee director receives an annual retainer of $20,000 plus $1,500 for each board meeting and $1,000 for each committee meeting they attend.

Non-employee directors also receive options to purchase shares of our common stock. Director options were issued in 2004 under our 2001 Outside Directors’ Stock Option Plan (the “2001 Plan”), which provides for automatic grants of stock options to non-employee directors. Under the 2001 Plan, new non-employee directors are granted an option exercisable for 72,000 shares upon initial appointment to the board. These options generally vest quarterly over a four-year period and expire ten years from the grant date. In addition, each year our non-employee directors are granted an option exercisable for 18,000 shares. These options generally vest quarterly over a one-year period beginning three years after the grant date and expire ten years from the grant date. In 2004, each non-employee director was granted an option exercisable for 18,000 shares. Mr. Coreson and Mr. Jones became directors in January 2005, and each was granted an option exercisable for 72,000 shares in February 2005.

Legal Services

Larry W. Sonsini was a member of our Board of Directors until April 2004, and is presently the Chairman of Wilson Sonsini Goodrich & Rosati, Professional Corporation, a law firm based in Palo Alto, California. This firm serves as our primary outside legal counsel. We believe that the services rendered to us by Wilson Sonsini Goodrich & Rosati were on terms no less favorable to us than could have been obtained from unaffiliated third parties.

Employment Agreements

In 1988, we entered into an employment letter with Mr. Tsui pursuant to which Mr. Tsui serves as Chief Executive Officer. In addition to providing for an annual base salary and bonus arrangements, the letter provides that in the event of a change in control of Lattice, any unvested options to purchase our common stock held by Mr. Tsui shall become fully vested. Additionally, in the event Mr. Tsui is involuntarily terminated, other than for cause, we must continue to pay his salary for up to six months, or until Mr. Tsui begins employment elsewhere, whichever occurs sooner, and options vesting during that period are exercisable.

Audit and Related Fees

Under its charter the audit committee reviews and pre-approves all audit and permissible non-audit services performed by PricewaterhouseCoopers LLP as well as the fees charged by PricewaterhouseCoopers LLP for such services. In its review of non-audit services, the audit committee considered whether the provision of such services is compatible with maintaining the independence of PricewaterhouseCoopers LLP. The following table sets forth the aggregate fees billed by PricewaterhouseCoopers LLP in connection with the following services during 2004 and 2003:

	2004	2003
Audit Fees(1)	$570,700	$659,400
Audit-Related Fees(2)	37,483	114,300
Tax Fees(3)	8,965	80,000
All other fees(4)	1,500	1,400
Total fees	$618,648	$855,100

(1)          This category includes fees, billed to date for 2004 and 2003, for services rendered for the audit of the annual financial statements included in our Annual Report on Form 10-K, and review of the quarterly financial statements included in our quarterly reports on Form 10-Q.

(2)          This category includes fees billed in 2004 and 2003, respectively, for services relating to the audit of employee benefit plans, accounting for the retirement of convertible notes and fees for other statutory filings and audits.

(3)          This category includes fees billed in 2004 and 2003, respectively, for tax compliance, planning, and advice.

(4)          This category includes fees billed in 2004 and 2003, respectively, for a subscription to an online technical accounting and auditing research service.

The audit committee has determined that the provision of services rendered above for non-audit services is compatible with maintaining the independence of PricewaterhouseCoopers LLP.

Audit Committee Report

The responsibilities of the audit committee are fully described in the audit committee charter. Management is responsible for maintaining our financial controls and preparing our financial reports. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and for issuing an audit report. The audit committee’s responsibility is to execute the audit committee charter and oversee these processes. In fulfilling its responsibilities, the audit committee has reviewed and discussed the audited financial statements contained in our Annual Report on Form 10-K for the year ended January 1, 2005 with management and our independent registered public accounting firm.

The audit committee discussed with our independent registered public accounting firm matters required to be discussed by the Statement on Auditing Standards No. 61, “Communication with Audit Committees”. In addition, the audit committee discussed with our independent registered public accounting firm their independence from Lattice and our management, including the written disclosures and the letter submitted to the audit committee by our independent registered public accounting firm as required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”.

Based upon the audit committee’s discussions with management and our independent registered public accounting firm and the audit committee’s review of the representations of management including the process to achieve compliance with Section 404 of the Sarbanes-Oxley Act of 2002, the report of our independent registered public accounting firm and the information referenced above, the audit committee recommended that the board of directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended January 1, 2005 for filing with the Securities and Exchange Commission.

Audit Committee
Harry A. Merlo, Chairman
Mark O. Hatfield
Patrick S. Jones*
Soo Boon Koh

*                    Appointed January 2005

Compensation Committee Interlocks and Insider Participation

The members of our compensation committee during 2004 were Mr. Hatfield and Mr. Hauer. In February 2005, Mr. Coreson joined the committee. None of the members of the committee was or is one of our officers or employees. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Report of the Compensation Committee

The compensation committee, comprised of non-employee directors, sets, reviews and administers our executive compensation program. The role of the compensation committee is to evaluate and make recommendations to the board of directors regarding the salary and incentive compensation of our chief executive officer and evaluate and approve the compensation of our other executive officers based upon the recommendation of our chief executive officer. The committee also administers our employee stock option plans, and reviews and approves all stock option grants to our employees.

Compensation Philosophy.   Our compensation philosophy is that cash incentive compensation of executive officers should be directly linked to our short-term performance while longer-term incentives, such as stock options, should be aligned with the objective of enhancing stockholder value over the long term. We believe the use of stock options strongly links the interests of our officers and employees to the interests of our stockholders. In addition, we believe that our total compensation packages must be competitive with other companies in our industry to ensure that we can continue to attract, retain and motivate the senior managers whom we believe are critical to our long-term success.

Components of Executive Compensation.   The principal components of executive compensation are base salary, the Executive Incentive Plan and stock options.

Base salaries are set based on competitive factors and the historic salary structure for various levels of responsibility within Lattice. The compensation committee periodically conducts surveys of companies in our industry in order to determine whether our executive base salaries are in a competitive range. Generally, salaries are set at the middle to high end of this range. In addition, we rely on variable incentive compensation in order to emphasize the importance of short-term performance.

Our Executive Incentive Plan is a bonus plan linked directly to our profitability. This plan in particular emphasizes our belief that, when we are successful, our executives should be highly compensated, but that, conversely, if we are unsuccessful and not profitable, no bonuses should be paid absent extraordinary circumstances. The total bonus pool determined under the plan is based directly on our operating profit, excluding charges associated with one-time in-process research and development and amortization of intangible assets. With respect to our chief executive officer, an individual bonus is determined by formula based on the total bonus pool and his base salary. With respect to other executives, individual cash bonuses are determined by formula based on the total bonus pool, individual base salary and individual performance relative to key objectives as determined by the chief executive officer. The compensation committee may withhold or delay payment of bonuses due to business conditions or other relevant considerations. No bonuses have been paid under the Executive Incentive Plan since 2001.

The principal equity component of executive compensation is our employee stock option program. Stock options are generally granted when an executive joins us and on an annual basis thereafter under a replenishment program. Initial stock option grants vest over a period of four years. The purpose of the annual replenishment program is to ensure that our executives always have options that vest in increments over a subsequent four-year period. Stock options are also occasionally granted for promotions or other special achievements. Stock options provide a means of retention and motivation for our executives and also align their interests with long-term stock price appreciation. In addition, executives are eligible to participate in a payroll deduction employee stock purchase plan. Under this plan, available to all domestic employees, company stock may be purchased at 85% of the fair market value at the beginning or end of a six month offering period, whichever is less (up to a maximum of $25,000 worth of stock per calendar year or 10% of salary, whichever is less).

Executives also participate in our profit sharing plan. Under this plan, a specified percentage of operating profit, excluding charges associated with one-time in-process research and development and amortization of intangible assets, is set aside and distributed among all domestic employees based on tenure. For 2004, no distributions were made under our profit sharing plan. Other elements of executive compensation include participation in a company-wide life insurance program, supplemental life insurance, long-term disability insurance, company-wide medical benefits and the ability to defer compensation pursuant to both a company-wide 401(k) plan and an executive deferred compensation plan. No discretionary contributions to the company-wide 401(k) plan are currently made by the company.

Other Compensation Considerations.   The compensation committee has studied Section 162(m) of the Internal Revenue Code and related regulations of the Internal Revenue Service, which restrict the deductibility of executive compensation paid to any of our five most highly-paid executive officers at the end of any fiscal year to the extent that such compensation exceeds $1 million in any year and does not qualify for an exemption under the statute or related regulations. We have qualified our 1996 Stock Incentive Plan and our 2001 Stock Plan as performance based plans and therefore compensation realized in connection with exercises of options and payment of certain performance bonuses granted under these plans is exempt under the Internal Revenue Code. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the compensation committee has not adopted a policy that all compensation must be tax deductible.

Chief Executive Officer Performance and Compensation.   The compensation committee reviewed the performance of the chief executive officer based upon the compensation philosophy and specific compensation components described above. Because the company was not profitable in 2004, Mr. Tsui did not receive a bonus. However, based on the company’s progress in the definition and development of a series of next generation FPGA products, Mr. Tsui received a raise in base salary during 2004. In addition, pursuant to our philosophy of retaining and motivating our executives and aligning their interests with long-term stock appreciation, Mr. Tsui received a stock option grant in 2004.

Compensation Committee
Mark O. Hatfield, Chairman
David E. Coreson*
Daniel S. Hauer

*                    Appointed January 2005

EXECUTIVE COMPENSATION

Summary of Compensation

The following table provides certain summary information concerning compensation paid to or accrued for our Chief Executive Officer and each of our four other most highly compensated executive officers during fiscal 2004 who were serving as executive officers at the end of fiscal 2004, for each of the last three completed fiscal years.

SUMMARY COMPENSATION TABLE

					Long-Term Compensation
		Annual Compensation			Stock Option
				Other Annual	Grants (# of		All Other
Name and Principal Position	Fiscal Year	Salary(1)	Bonus(2)	Compensation(3)	Shares)		Compensation
Tsui, Cyrus Y.	2004	$701,781	$0	$34,290	525,000		$41,556	(5)
CEO	2003	$659,361	$0	$38,356	1,864,072	(4)	$42,276	(6)
	2002	$646,920	$0	$36,801	525,000		$41,539	(7)
Skaggs, Stephen A.	2004	$280,046	$0	$3,090	230,000		$3,709	(5)
President	2003	$259,904	$0	$3,571	597,086	(4)	$8,709	(6)
	2002	$255,000	$0	$3,398	160,000		$3,529	(7)
Johannessen, Jan	2004	$232,086	$0	$1,192	100,000		$1,431	(5)
Corporate VP & CFO	2003	$215,418	$0	$366	156,429	(4)	$380	(6)
	2002	$208,389	$0	$366	30,000		$380	(7)
Barone, Frank J.	2004	$322,692	$0	$13,211	35,000		$39,856	(5)
Corporate VP,	2003	$320,830	$0	$7,532	109,286	(4)	$32,654	(6)
Product Operations	2002	$304,696	$0	$6,599	60,000		$31,730	(7)
Donovan, Stephen M.	2004	$215,282	$0	$3,726	60,000		$4,472	(5)
Corporate VP, Sales	2003	$214,038	$0	$4,305	156,123	(4)	$4,472	(6)
	2002	$210,000	$0	$4,305	70,000		$4,472	(7)

(1)          Fiscal 2004 and 2002 were 52 week years. Fiscal 2003 was a 53 week year. Salary increases were awarded to the named executive officers in 2004. Salary includes amounts deferred pursuant to our 401(k) savings plan.

(2)          Bonuses for each year include amounts earned for a given year, even if paid in subsequent years, and exclude bonuses paid during such year that were earned for a prior year.

(3)          Includes income taxes paid for life and disability insurance payments included in the “All Other Compensation” column of this table.

(4)          Includes grants made pursuant to a voluntary stock option exchange program offered to all employees in the amount of 1,339,072 shares to Mr. Tsui, 357,086 to Mr. Skaggs, 91,429 to Mr. Johannessen, 74,286 to Mr. Barone, and 106,123 to Mr. Donovan.

(5)          Includes payments made during 2004 for life and disability insurance in the amounts of $41,156 for Mr. Tsui, $3,709 for Mr. Skaggs, $1,431 for Mr. Johannessen, $15,856 for Mr. Barone, and $4,472 for Mr. Donovan. Also includes a patent award of $400 for Mr. Tsui, and an auto allowance of $24,000 for Mr. Barone.

(6)          Includes payments made during 2003 for life and disability insurance in the amounts of $39,842 for Mr. Tsui, $3,709 for Mr. Skaggs, $380 for Mr. Johannessen, $7,731 for Mr. Barone, and $4,472 for Mr. Donovan. Also includes patent awards of $2,434 for Mr. Tsui, 10 year service award of $5,000 to Mr. Skaggs and an auto allowance of $24,923 for Mr. Barone.

(7)          Includes payments made during 2002 for life and disability insurance in the amounts of $38,225 for Mr. Tsui, $3,529 for Mr. Skaggs, $380 for Mr. Johannessen, $7,730 for Mr. Barone, and $4,472 for Mr. Donovan. Also includes patent awards of $3,314 for Mr. Tsui and an auto allowance of $24,000 for Mr. Barone.

OPTIONS GRANTED AND OPTIONS EXERCISED IN 2004

The following tables set forth information regarding stock options granted to and exercised by the named executive officers during fiscal 2004, as well as options held by the named executive officers as of the end of fiscal 2004.

OPTION GRANTS IN 2004

	Individual Grants					Potential Realizable Value At Assumed Annual Rates Of Stock Price Appreciation (through
		% of Total				Expiration Date)
	Option	Options	Exercise			5%	10%
	Grants	Granted to	Price		Expiration	Per Year	Per Year
Name and Principal Position	(# of shs)	Employees	($/sh)		Date	$(3)	$(3)
Tsui, Cyrus Y.	525,000	15.2%	$4.49	(1)	8/10/2014	$1,482,462	$3,756,849
CEO
Skaggs, Stephen A.	230,000	6.7%	$4.49	(1)	8/10/2014	$649,459	$1,645,858
President
Johannessen, Jan	100,000	2.9%	$4.49	(1)	8/10/2014	$282,374	$715,590
Corporate VP & CFO
Barone, Frank J.	35,000	1.0%	$4.49	(2)	8/10/2014	$98,831	$250,457
Corporate VP, Product
Operations
Donovan, Stephen M.	60,000	1.7%	$4.49	(1)	8/10/2014	$169,424	$429,354
Corporate VP, Sales

(1)          This option was granted under our 1996 Stock Incentive Plan, and has an exercise price equal to the fair market value of our common stock as of the date of the grant. This grant vests quarterly over a four-year period.

(2)          This option was granted under our 2001 Stock Plan, and has an exercise price equal to the fair market value of our common stock as of the date of the grant. This grant vests quarterly over a four-year period.

(3)          The 5% and 10% assumed rates of appreciation are mandated by the rules of the SEC and do not represent our estimate or projection of future prices for our common stock.

OPTION EXERCISES IN 2004 AND YEAR-END OPTION VALUES

	Shares		Number of Unexercised Options at Year-End		Value of Unexercised In-the-Money Options At Year-End
Name and Principal Position	Acquired on Exercise (#)	Value Realized	Vested (# of shrs)	Unvested (# of shrs)	Vested (1)	Unvested (1)
Tsui, Cyrus Y.	0	$0	2,346,295	1,617,777	$39,703	$595,547
CEO
Skaggs, Stephen A.	0	$0	667,554	599,532	$17,394	$260,906
President
Johannessen, Jan	0	$0	96,518	189,911	$7,563	$113,438
Corporate VP & CFO
Barone, Frank J.	0	$0	393,548	113,170	$2,647	$39,703
Corporate VP, Product Operations
Donovan, Stephen M.	0	$0	401,952	164,171	$4,538	$68,063
Corporate VP, Sales

(1)          Represents the difference between the exercise prices of the options and the closing price of our common stock on January 1, 2005, the last day of our 2004 fiscal year.

COMPARISON OF TOTAL CUMULATIVE STOCKHOLDER RETURN

The following graph shows the five-year comparison of cumulative stockholder return on our common stock, the S&P 500 Index, and the Philadelphia Semiconductor Index (SOX) from December 1999 through December 2004. Cumulative stockholder return assumes $100 invested at the beginning of the period in our common stock, the S&P 500, and the Philadelphia Semiconductor Index (SOX). Historical stock price performance is not necessarily indicative of future stock price performance.

LATTICE CUMULATIVE STOCKHOLDER RETURN

*       $100 invested on 12/31/99 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

Copyright © 2002, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved.

www.researchdatagroup.com/S&P.htm

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth, as of March 17, 2005, information about (i) persons known to us to be the beneficial owners of more than five percent of our outstanding common stock, (ii) each director and named executive officer and (iii) all directors and executive officers as a group:

Beneficial Owner	Number of Shares(1)		Percent of Class
Mazama Capital Management Inc. 1 SW Columbia, Suite 1500 Portland OR 97258	22,426,572	(2)	19.7%
FMR Corp. 82 Devonshire St. Boston MA 02109	12,298,180	(3)	10.8%
State Farm Mutual Automobile Insurance Company One State Farm Plaza Bloomington, IL 61701	5,984,213	(4)	5.3%
Cyrus Y. Tsui Chairman of the Board and CEO	4,417,987	(5)	3.9%
Stephen A. Skaggs, President	794,735	(6)	*
Steven M. Donovan, Corporate Vice President, Sales	455,477	(7)	*
Frank J. Barone, Corporate Vice President, Product Operations	426,035	(8)	*
Jan Johannessen, Corporate Vice President and CFO	132,321	(9)	*
Harry A. Merlo, Director	238,110	(10)	*
Daniel S. Hauer, Director	154,860	(11)	*
Soo Boon Koh, Director	86,950	(12)	*
Mark O. Hatfield, Director	76,500	(13)	*
Patrick S. Jones, Director	2,000		*
David E. Coreson, Director	0		*
All directors and executive officers as a group (14 persons)	7,433,509	(14)	6.5%

*                    Less than one percent.

(1)          Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares, subject to community property laws where applicable.

(2)          Based solely on information contained in a Form 13G/A filed on February 14, 2005, by Mazama Capital Management, Inc., which reported sole voting power as to 12,389,850 shares and sole dispositive power as to 22,426,572 shares.

(3)          Based solely on information contained in a Form 13G/A jointly filed on February 14, 2005, by FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson. FMR Corp. reported sole voting power as to 646,620 shares. FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson reported sole dispositive power as to 12,298,180 shares.

(4)          Based solely on information contained in a Form 13G/A jointly filed on January 21, 2005 by State Farm Mutual Insurance Company, State Farm Investment Management Corp. and State Farm Mutual Fund Trust. State Farm Mutual Insurance Company reported sole voting and dispositive power as to 5,954,760 shares. State Farm Investment Management Corp. reported shared voting and dispositive power as to 25,553 shares. State Farm Mutual Fund Trust reported sole voting and dispositive power as to 3,900 shares.

(5)          Includes 2,710,554 shares exercisable under options within 60 days of March 17, 2005. Also includes 249,887 shares held for the benefit of Mr. Tsui by our executive deferred compensation plan.

(6)          Includes 740,939 shares exercisable under options within 60 days of March 17, 2005. Also includes 11,613 shares held for the benefit of Mr. Skaggs by our executive deferred compensation plan.

(7)          Includes 437,717 shares exercisable under options within 60 days of March 17, 2005. Also includes 15,344 shares held for the benefit of Mr. Donovan by our executive deferred compensation plan.

(8)          Includes 419,084 shares exercisable under options within 60 days of March 17, 2005.

(9)          Includes 132,321 shares exercisable under options within 60 days of March 17, 2005.

(10)   Includes an aggregate of 69,160 shares, held by the Harry A. Merlo Charitable Remainder Trusts and the Merlo Educational Trust, as to which Mr. Merlo disclaims beneficial ownership; includes 67,500 shares exercisable under options within 60 days of March 17, 2005.

(11)   Includes 67,500 shares exercisable under options within 60 days of March 17, 2005.

(12)   Includes 85,500 shares exercisable under options within 60 days of March 17, 2005.

(13)   Includes 76,500 shares exercisable under options within 60 days of March 17, 2005.

(14)   Includes 5,310,020 shares exercisable under options within 60 days of March 17, 2005. Also includes 276,844 shares held for the benefit of executive officers by our executive deferred compensation plan.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of all forms they file pursuant to Section 16(a).

Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that, for 2004, all Section 16(a) filing requirements applicable to our officers, directors and 10% stockholders were complied with.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee and the Board of Directors have approved the appointment of PricewaterhouseCoopers LLP to act as our independent registered public accounting firm for the year ending December 31, 2005, subject to ratification of the appointment by the stockholders. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since 1988. Representatives of PricewaterhouseCoopers LLP have been invited and are expected to attend the annual meeting, will be given the opportunity to make a statement if they wish to do so and are expected to be available to respond to appropriate questions.

Required Vote

The proposal to ratify the appointment of PricewaterhouseCoopers LLP requires the affirmative vote of a majority of the votes cast at the annual meeting. If the appointment of PricewaterhouseCoopers LLP is not ratified, the audit committee will take the vote under advisement in evaluating whether to retain PricewaterhouseCoopers LLP.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2005.

ANNUAL REPORT

Our Annual Report on Form 10-K for 2004 was sent to our stockholders together with this proxy statement. We will furnish without charge, upon the written request of any person who was a stockholder or a beneficial owner of our common stock at the close of business on March 17, 2005, an additional copy of our Annual Report on Form 10-K filed with the SEC for our most recent fiscal year, including financial statement schedules but not including exhibits. Requests should be directed to the attention of the Secretary of Lattice at the address set forth in the Notice of Annual Meeting immediately preceding this proxy statement.

OTHER BUSINESS

The Board of Directors does not intend to present any business for action at the meeting other than the election of directors and the proposals set forth herein, nor does it have knowledge of any matters that may be presented by others. If any other matter properly comes before the meeting, the persons named in the accompanying form of proxy intend to vote the shares they represent as the Board of Directors may recommend or, if no such recommendation is given, in the discretion of such persons.

METHOD AND COST OF SOLICITATION

The cost of solicitation of proxies will be paid by Lattice. In addition to solicitation by mail, certain of our employees, for no additional compensation, may request the return of proxies personally or by telephone, fax or e-mail. We will, on request, reimburse brokers and other persons holding shares for the benefit of others for their expenses in forwarding proxies and accompanying material and in obtaining authorization from beneficial owners of our stock to execute proxies.

STOCKHOLDER PROPOSALS

Stockholder Proposals for Inclusion in Next Year’s Proxy Statement

To be considered for inclusion in the proxy statement relating to next year’s annual meeting, a stockholder proposal must be received at our principal executive offices no later than December 14, 2005.

Such proposals also will need to comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to the Secretary, Lattice Semiconductor Corporation, 5555 NE Moore Court, Hillsboro, Oregon 97124-6421.

Other Stockholder Proposals and Director Nominations

If a stockholder wishes to present a stockholder proposal at our next annual meeting that is not intended to be included in the proxy statement or to nominate a person for election to our board of directors at the annual meeting, the stockholder must provide the information required by our bylaws and give timely notice to our corporate secretary in accordance with our bylaws, which, in general, require that the notice be received by the corporate secretary:

(1)         not earlier than the close of business on December 14, 2005; and

(2)         not later than the close of business on January 13, 2006.

If the date of the next annual meeting is changed by more than 30 days from the anniversary of this year’s annual meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement under Rule 14a-8 or of a nomination for election to our board of directors must be received no later than the close of business on the later of 120 days prior to the meeting and 10 days after public announcement of the meeting date. Notices of intention to present proposals or to nominate persons for election to our board of directors at the next annual meeting should be addressed to the Secretary, Lattice Semiconductor Corporation, 5555 NE Moore Court, Hillsboro, Oregon 97124-6421. You may also contact our corporate secretary at our principle executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals.

Multiple Copies of Proxy Materials

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or annual reports. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card that you receive.

If you share an address with another stockholder, you may receive only one set of proxy materials (including our Annual Report on Form 10-K and proxy statement) unless you have provided contrary instructions. If you wish to receive a separate set of proxy materials now or in the future, you may contact us to request a separate copy of these. Your request should be addressed to the Secretary, Lattice Semiconductor Corporation, 5555 NE Moore Court, Hillsboro, Oregon 97124-6421, or you may contact the Secretary at (503) 268-8000. Similarly, if you share an address with another stockholder and have received multiple copies of our proxy materials, you may write or call us at the above address and phone number to request delivery of a single copy of these materials.

It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. Therefore, whether or not you expect to be present at the meeting, please sign the accompanying form of proxy and return it in the enclosed stamped return envelope.

By Order of the Board of Directors
Stephen A. Skaggs
Secretary
Hillsboro, Oregon
April 11, 2005

PROXY

LATTICE SEMICONDUCTOR CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS, MAY 3, 2005

The undersigned stockholder of LATTICE SEMICONDUCTOR CORPORATION, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 11, 2005, and hereby appoints Cyrus Y. Tsui and Stephen A. Skaggs, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Lattice Semiconductor Corporation to be held on May 3, 2005 at 1:00 p.m., Pacific Time, at our Corporate Headquarters, 5555 NE Moore Court, Hillsboro, OR 97124-6421, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

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THE BOARD RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.					Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

FOR the nominees listed below except as noted below.		WITHHOLD authority to vote for the nominees listed below.		FOR	AGAINST	ABSTAIN
ITEM 1. ELECTION OF 01. Patrick S. Jones 02. Harry A. Merlo as the Class I directors:	☐	☐	ITEM 2– Proposal to ratify the appointment of PricewaterhouseCoopers LLP as Lattice’s Independent auditor for the fiscal year ending December 31, 2005:	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.
Withheld for the nomimees you list below: (Write that nominee’s name in the space provided below.)

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE.  IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR IDENTIFIED ABOVE AND FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITOR OF THE COMPANY.  IF ANY OTHER BUSINESS PROPERLY COMES BEFORE THE MEETING OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS OR, IF NO RECOMMENDATION IS GIVEN, IN THE DISCRETION OF THE PROXY HOLDERS.

Signature			Signature	Date		2005

(This proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope.  Persons signing in a fiduciary capacity should so indicate.  If shares are held by joint tenants or as community property, both should sign.)

PLEASE MARK, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY.

FOLD AND DETACH HERE